[logo - American Funds®]	International Growth and Income Fund, Inc. One Market, Steuart Tower Suite 1800 San Francisco, California 94105 Phone (415) 421-9360

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

PAUL F. ROYE, Executive Vice President and Principal Executive Officer, and JENNIFER M. BUCHHEIM, Treasurer and Principal Financial Officer of International Growth and Income Fund, Inc. (the "Registrant"), each certify to the best of his or her knowledge that:

1)
The Registrant's periodic report on Form N-CSR for the period ended June 30, 2009 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

INTERNATIONAL GROWTH AND INCOME FUND, INC.	INTERNATIONAL GROWTH AND INCOME FUND, INC.

/s/ Paul F. Roye	/s/ Jennifer M. Buchheim
Paul F. Roye, Executive Vice President	Jennifer M. Buchheim, Treasurer

Date: September 4, 2009	Date: September 4, 2009

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to INTERNATIONAL GROWTH AND INCOME FUND, INC. and will be retained by INTERNATIONAL GROWTH AND INCOME FUND, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.